EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 25, 2010, with respect to the statement of condition including the related portfolio of S&P Dividend Sustainability Portfolio 2010-1 (included in Van Kampen Unit Trusts, Series 942) as of January 25, 2010, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-163095) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other
Matters-Independent Registered Public Accounting Firm".


                                                          /s/ GRANT THORNTON LLP


New York, New York
January 25, 2010